UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2021

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40797	26-0199180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
900 Island Drive
Redwood City, California 94065
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 232-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 21, 2021, the Board of Directors (the “Board”) of PROCEPT BioRobotics Corporation (the “Company”) increased the number of directors on the Board from eight to nine and appointed Elisabeth Sandoval as a Class I director of the Company, with such appointment taking effect immediately. Ms. Sandoval will serve on the Board for a term expiring at the 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.
Ms. Sandoval currently serves as a consultant to the pharmaceutical industry and is a member of the board of directors of Intersect ENT, Inc. Satsuma Pharmaceuticals, Inc. and Vyne Therapeutics, Inc. She is also on the Board of privately-held Alastin Skincare. Ms. Sandoval previously served as the Chief Commercial Officer and Executive Vice President of Corporate Strategy at Alder Biopharmaceuticals. She was Chief Commercial Officer for Kythera Biopharmaceuticals and spent over 20 years at Allergan in a variety of commercial leadership roles of increasing responsibility.

Ms. Sandoval will receive the standard compensation paid by the Company to all of its non-employee directors under the Company’s Director Compensation Program (the “Program”). Pursuant to the Program, Ms. Sandoval will receive a restricted stock unit award, with a value of $200,000 (the “Initial Award”). The Initial Award will vest with respect to one-third (1/3rd) of the shares subject thereto on the first anniversary of Ms. Sandoval’s appointment to the Board, and as to the remaining two-thirds (2/3rds) of the shares subject thereto on each annual anniversary of Ms. Sandoval’s appointment to the Board during the two-year period thereafter, subject to continued service through the applicable vesting date.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Ms. Sandoval, which will require the Company to indemnify her against certain liabilities that may arise as result of her status or service as a director. The description of Ms. Sandoval’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 8, 2021 as Exhibit 10.5.

There are no arrangements or understandings between Ms. Sandoval and any other person pursuant to which she was selected as a director, nor are there any transactions in which Ms. Sandoval has an interest that would be reportable under Item 404(a) of Regulation S-K.

On October 26, 2021, the Company issued a press release announcing Ms. Sandoval’s appointment to the Board, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of PROCEPT BioRobotics Corporation, dated October 26, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCEPT BIOROBOTICS CORPORATION

Date: October 26, 2021	By:	/s/ Alaleh Nouri
Alaleh Nouri
General Counsel and Secretary